Exhibit 99.1 - Articles of Dissolution and Acknowledgement

No: W00717313
Date: 12/28/2010

IOWA

SECRETARY OF STATE

490DLC-320044
EAST FORK BIODIESEL, LLC

ACKNOWLEDGEMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

Articles of Dissolution

The document was filed on Dec 28 2010 10:47AM, to be effective as of Dec 28 2010 10:47AM.

The amount of $5.00 was received in full payment of the filing fee.

MICHAEL A. MAURO   SECRETARY OF STATE

Printed on Recycled Paper

ARTICLES OF DISSOLUTION
OF
EAST FORK BIODIESEL, LLC

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to the provisions of Section 490A.1305 of the Iowa Code, East Fork Biodiesel, LLC (the "Company") hereby adopts the following Articles of Dissolution:

1.           The name of the Company is East Fork Biodiesel, LLC.

2.	Articles of Organization for the Company were filed on January 5, 2006, and Articles of Amendment were filed on January 27, 2006.

3.
On December 22, 2010, in the matter of In re Judicial Dissolution of East Fork Biodiesel, LLC, Law No. 116517, the Iowa District Court for Scott County granted authority to Terrence A. Kilburg, the Court Appointed Receiver, to file Articles of Dissolution with the Iowa Secretary of State.  A copy of the District Court's Order is attached hereto as Exhibit A.

4.	The effective date of the Articles of Dissolution will be upon filing with the Iowa Secretary of State.

Dated this 28th day of December 2010

By:
Terrence A. Kilburg
Court Appointed Receiver

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EXHIBIT A

IN THE IOWA DISTRICT COURT FOR SCOTT COUNTY

IN RE JUDICIAL DISSOLUTION OF	)	Law No. 116517	FILED 2010 DEC 22 PM 1:39 CLERK OF DISTRICT COURT SCOTT COUNTY, IOWA
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EAST FORK BIODIESEL, LLC,	)	ORDER APPROVING RECEIVER'S SECOND REPORT TO COURT AND APPROVING RECEIVER'S REQUEST FOR AUTHORITY TO PAY VARIOUS FEES AND EXPENSES AND FOR AUTHORITY TO FILE ARTICLES OF DISSOLUTION
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        This matter comes before the Court on the 22nd day of December, 2010 at the Scott County Courthouse in Davenport, Iowa.  The Receiver's Second Report to Court and Request for Authority to Pay Various Fees and Expenses and for Authority to File Articles of Dissolution (the "Receiver's Second Report") was filed in this proceeding on December 22, 2010.  The Court notes that no members or creditors of East Fork Biodiesel, LLC ("EFB") have objected to the receivership proceedings or have appeared herein requesting copies.  The Court further finds that it would be cost prohibitive to mail copies of the report to EFB's creditors and members.
Based on the Receiver's Second Report, and the Court file, the Court FINDS:
1.           The Receiver has caused notice of these receivership proceedings to be mailed to members and creditors and published, all as previously ordered by this Court.  No EFB creditor, member or other interested party has objected to these proceedings.  Further, no EFB member, creditor or anyone else has appeared herein or otherwise requested notice of matters filed herein.  It would be cost prohibitive for the Receiver to mail this Receiver's Second Report to all EFB members and creditors.
2.           The Court finds that the Receiver's accounting for the period from October 20, 2010 (the date of the accounting set forth in the Receiver's First Report previously approved by
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the Court) through December 21, 2010 attached as Exhibit "B" to Receiver's Second Report appears to be in order and that the disbursements shown in said Receiver's Second Report are disbursements which were approved in the Court's order approving Receiver's First Report.  The Court hereby approves the Receiver's Second Report.
3.           The Receiver is entitled to fees and disbursements for his services as Receiver and the sum of $10,888.02 is a fair and reasonable fee for such services for the period from October 21, 2010 through November 30, 2010, all as set forth in Exhibit C to the Receiver's Second Report.
4.           The law firm of Lane & Waterman LLP has served as attorney for EFB and for the Receiver and $3,826.11 is a fair and reasonable payment for the services and disbursements provided by Lane & Waterman LLP for the months of October 2010 and November 2010 as set forth in Exhibit D to the Receiver's Second Report.
5.           It is necessary and appropriate that the Receiver arrange for storage of approximately twenty (20) bankers boxes of EFB's financial documents now in the possession of the Receiver and that storage continue until August 2015, a period of five (5) years after EFB ceased active business operations and petitioned for receivership in this Court.  The Court finds that the Roederer Transfer & Storage Co. (hereinafter "Roederer") proposal to pick up the documents from the Receiver, to store the documents until August 2015 and thereafter destroy the documents is fair and reasonable in the circumstances and the Receiver should be authorized to retain Roederer to perform such services pursuant to the proposal set forth in Exhibit E to the Receiver's Second Report.
6.           The Receiver is hereby authorized to file with the Iowa Secretary of State on or before December 29, 2010 Articles of Dissolution for EFB pursuant to Iowa Code § 490A.1305,
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which will terminate ongoing SEC filing requirements for EFB as of the date of filing such Articles of Dissolution.  All debts, liabilities and obligations of EFB have been reasonably and adequately provided for by the pendency of this receivership, the Receiver's possession of EFB's remaining assets and the Receiver's claim procedure for known claimants.  All such debts, liabilities and obligations shall attach to the receivership and its assets.
NOW, THEREFORE, the Court hereby ORDERS as follows:
1.           The Receiver's Second Report to Court and Request for Authority to Pay Various Fees and Expenses and for Authority to File Articles of Dissolution is hereby approved and confirmed.  The acts of the Receiver and his conduct of the receivership as shown in the Receiver's Second Report are hereby ratified and approved, the disbursements made by the Receiver as shown in the Receiver's Second Report are hereby approved, and the administration of the receivership by the Receiver for the period covered by the Receiver's Second Report is in all respects approved and confirmed.
2.           The Court hereby fixes and allows fees and disbursements as follows:  (i) to the Receiver in the amount of $10,888.02 for the period from October 21, 2010 through November 30, 2010;  and (ii) to Lane & Waterman LLP, as attorneys for EFB and the receivership, in the amount of $3,826.11 for the months of October 2010 and November 2010.  The Receiver is hereby directed to pay such fees and disbursements.
3.           The Receiver is hereby authorized to file with the Iowa Secretary of State on or before December 29, 2010 Articles of Dissolution for EFB pursuant to Iowa Code § 490A.1305, which will terminate ongoing SEC filing requirements and associated legal and accounting costs for EFB as of the date of filing such Articles of Dissolution.
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4.           The Receiver is directed to make further reports to and applications to the Court after December 29, 2010 regarding claims received, proposed dividends to claimants, final receivership expenses and such other and further matters as may be appropriate in the circumstances.
This Order entered the date first stated above.

JUDGE, Seventh Judicial District

Copy to:

Terry M. Giebelstein
LANE & WATERMAN LLP
220 N. Main Street, Suite 600
Davenport, IA 52801

Terrence A. Kilburg
4217 Stone Haven Drive
Bettendorf, IA 52722

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